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                                                                    EXHIBIT 10.3

                                 SONOSITE, INC.

                     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                 (As Amended and Restated on September 6, 2001)

ARTICLE I  PURPOSES

         The purposes of the Nonemployee Director Stock Option Plan for (the "Plan") are to attract and retain the services of experienced and knowledgeable nonemployee directors of SonoSite, Inc. (the "Corporation") and to provide an incentive for such directors to increase their proprietary interests in the Corporation's long-term success and progress.

ARTICLE II  SHARES SUBJECT TO THE PLAN

         Subject to adjustment in accordance with Article VI hereof, under the Plan there are reserved for issuance upon the exercise of options 125,000 shares of the Corporation's common stock ("Shares"). Such Shares may be authorized and unissued Shares or previously outstanding Shares then held in the Corporation's treasury. If any option or restricted stock granted under the Plan shall expire or terminate for any reason, without having been exercised in full, the shares subject thereto shall again be available for the purposes of issuance under the Plan. If shares of restricted stock shall be forfeited and returned to the Corporation such shares shall again be available for the purposes of issuance under the Plan.

ARTICLE III  ADMINISTRATION OF THE PLAN

         The administrator of the Plan (the "Plan Administrator") shall be the Board of Directors of the Corporation (the "Board"). Subject to the terms of the Plan, the Plan Administrator shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. No member of the Plan Administrator shall participate in any vote by the Plan Administrator on any matter materially affecting the rights of any such member under the Plan.

ARTICLE IV  PARTICIPATION IN THE PLAN

         Each member of the Board elected or appointed who is not otherwise an employee of the Corporation or any parent or subsidiary corporation (an "Eligible Director") shall be eligible to participate in the Plan. Pursuant to the Plan, each Eligible Director will automatically receive on the date of his or her initial election or appointment to the Board, options to purchase 10,000 Shares at an exercise price equal to the fair market value of the Corporation's common stock on the date of grant. Each Eligible Director will thereafter automatically receive options to purchase 5,000 Shares immediately following each year's annual meeting of shareholders, such


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subsequent grants having an exercise price equal to the fair market value of the
Shares on such anniversary dates; provided, however, that an Eligible Director who receives an initial grant for commencing service on the Board in the same calendar year as such annual meeting shall not receive a subsequent grant until immediately following the second annual meeting of shareholders after the date of such initial grant. In lieu of these grants, an Eligible Director elected to the position of Chairman of the Corporation's Board will receive, upon his or her election to the position of Board Chairman, options to purchase 25,000
Shares at an exercise price equal to the fair market value of the Shares on the date of grant. Such Eligible Director Board Chairman will thereafter automatically receive options to purchase 10,000 Shares immediately following each year's annual meeting of shareholders, assuming continued service as the Board Chairman through such date; provided, however, that a Board Chairman who receives an initial grant upon election to the position of Board Chairman in the same calendar year as such annual meeting shall not receive a subsequent grant until immediately following the second annual meeting of shareholders after the date of such initial grant. The option grants vest twelve months after the grant date upon the optionee's continued service as a director or Chairman. An
Eligible Director Board Chairman vacating such Chairman position on the vesting date and continuing in the position of nonemployee director will receive a vesting of the number of options to which he or she would otherwise be entitled by virtue of the nonemployee director position.

ARTICLE V  OPTION TERMS

         Each option granted to an Eligible Director under the Plan and the issuance of Shares thereunder shall be subject to the following terms:

1.       Option Agreement

         Each option granted under the Plan shall be evidenced by an option agreement (an "Agreement") duly executed on behalf of the Corporation. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

2.       Option Exercise Price

         The option exercise price for an option granted under the Plan shall be the fair market value of the Shares covered by the option at the time the option is granted. For purposes of the Plan, "fair market value" shall be the average of the high and low sales prices at which the Common Stock was sold on such date as reported by the Nasdaq National Market System on such date or, if no Common Stock was traded on such date, on the next preceding date on which Common Stock was so traded. Unless approved by the holders of a majority of the shares of the Corporation present in person or by proxy and entitled to vote thereon at a duly convened meeting of shareholders, the Corporation shall not (a) grant any options under the terms of the Plan with an exercise price that is less than 100% of the fair market value of the Shares covered by the option on the date of grant or (b) reduce the purchase price of any option outstanding or to be granted in the future under the terms of the Plan; any amendment or repeal of the provisions of this sentence requires the affirmative vote of the holders of a majority of shares of the Corporation present at a duly convened shareholders' meeting in person or by proxy and entitled to vote thereon.

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3.       Vesting and Exercisability

         An option shall become fully vested and become nonforfeitable on anniversary date the year following the year in which the option was granted if the optionee has continued to serve as a Director until such date.

4.       Time and Manner of Exercise of Option

         Each option may be exercised in whole or in part at any time and from time to time; provided, however, that no fewer than 50 Shares (or the remaining Shares then purchasable under the option, if less than 50 Shares) may be purchased upon any exercise of option rights hereunder and that only whole Shares will be issued pursuant to the exercise of any option. Any option may be exercised by giving written notice, signed by the person exercising the option, to the Corporation stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares, which payment may be in whole or in part (i) in cash or by check or (ii) in shares of Common Stock already owned for at least six (6) months by the person exercising the option, valued at fair market value at the time of such exercise.

5.       Term of Options

         Each option shall expire ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as follows:

         (a) In the event that an optionee ceases to be a director of the Corporation for any reason other than the death of the optionee, the options granted to such optionee may be exercised by him or her only within one (1) year after the date such optionee ceases to be a director of the Corporation.

         (b) In the event of the death of an optionee, whether during the optionee's service as a director or during the one (1) year period referred to in Section 5 (a), the options granted to such optionee shall be exercisable, and such options shall expire unless exercised within one (1) year after the date of the optionee's death, by the legal representatives or the estate of such optionee, by any person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Corporation or, if no such designation has been made, by the person or persons to whom the optionee's rights have passed by will or the laws of descent and distribution.

6.       Transferability

         During an optionee's lifetime, an option may be exercised only by the optionee. Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution except that, to the extent permitted by applicable law and Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan Administrator may permit a recipient of an option to designate in writing during the optionee's lifetime a beneficiary to receive and exercise options in the event of the optionee's death (as provided in Section 5(b)). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege

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conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

7.       Participant's or Successor's Rights as Shareholder

         Neither the recipient of an option under the Plan nor the optionee's successor(s) in interest shall have any rights as a shareholder of the Corporation with respect to any Shares subject to an option granted to such person until such person becomes a holder of record of such Shares.

8.       Limitation as to Directorship

         Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express on implied, that an optionee has a right to continue as a director for any period of time or at any particular rate of compensation.

9.       Regulatory Approval and Compliance

         The Corporation shall not be required to issue any certificate or certificates for Shares upon the exercise of an option granted under the Plan, or record as a holder of record of Shares the name of the individual exercising an option under the Plan, without obtaining to the complete satisfaction of the Plan Administrator the approval of all regulatory bodies deemed necessary by the Plan Administrator, and without complying, to the Plan Administrator's complete satisfaction, with all rules and regulations under federal, state or local law deemed applicable by the Plan Administrator.

ARTICLE VII  CAPITAL ADJUSTMENTS

         The aggregate number and class of Shares for which options and restricted stock may be granted under the Plan, the number and class of Shares covered by each grant and each outstanding option and the exercise price per Share thereof (but not the total price) shall all be proportionately adjusted for any stock dividends, stock splits, recapitalizations, combinations or exchanges of shares, split-ups, split-offs, spinoffs, or other similar changes in capitalization. Upon the effective date of a dissolution or liquidation of the Corporation with one or more corporations which results in more than eighty percent of the outstanding voting shares of the Corporation being owned by one or more affiliated corporations or other affiliated entities, or of a transfer of all or substantially all the assets or more than eighty percent of the then outstanding shares of the Corporation to another corporation or other entity, this Plan and all options granted hereunder shall terminate. In the event of such dissolution, liquidation, reorganization, merger, consolidation, transfer of assets or transfer of stock, each optionee shall be entitled, for a period of twenty days prior to the effective date of such transaction, to purchase the full number of shares under his or her option which he or she is otherwise would have been entitled to purchase during the remaining term of such option.

         Adjustments under this Article VII shall be made by the Plan Administrator, whose determination shall be final. In the event of any adjustment in the number of Shares covered by any option, any fractional Shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full Shares resulting from such adjustment.

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ARTICLE VIII  CHANGE OF CONTROL

         For purposes of the Plan "Change of Control" means:

         (a) a "Board Change." For purposes of the Plan, a Board Change shall have occurred if a majority of the seats (other than vacant seats) on the Corporation's Board of Directors (the "Board") were to be occupied by individuals who were neither (i) nominated by a majority of the Incumbent Directors nor (ii) appointed by directors so nominated. An "Incumbent Director" is a member of the Board who has been either (i) nominated by a majority of the directors of the Corporation then in office or (ii) appointed by directors so nominated, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (i) 20% or more of either (A) the then outstanding shares of common stock (the "Outstanding Corporation Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"), in the case of either (A) or (B) of this clause
(i), which acquisition is not approved in advance by a majority of the Incumbent Directors or (ii) 33% or more of either (A) the Outstanding Corporation Common Stock or (B) the Outstanding Corporation Voting Securities, in the case of either (A) or (B) of this clause (ii), which acquisition is approved in advance by a majority of the Incumbent Directors; provided, however, that the following acquisitions shall not constitute a Change of Control: (x) any acquisition by the Corporation, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (z) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of the following subsection (c) are satisfied; or

         (c) approval by the shareholders of the Corporation of a reorganization, merger or consolidation, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding the Corporation, any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior

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to such reorganization, merger or consolidation, directly or indirectly, 33% or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were Incumbent Directors at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

         (d) approval by the shareholders of the Corporation of (i) a complete liquidation or dissolution of the Corporation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which immediately following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding the Corporation and any employee benefit plan (or related trust) of the Corporation or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of such corporation were approved by a majority of the Incumbent Directors at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation.

ARTICLE IX  EXPENSES OF THE PLAN

         All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation; none of such expenses shall be charged to any optionee.

ARTICLE X EFFECTIVE DATE AND DURATION OF THE PLAN

         The Plan shall be effective on April 6, 1997. The Plan shall continue in effect until it is terminated by action of the Board or the Corporation's shareholders, but such termination shall not affect the then-outstanding terms of any options.

ARTICLE XI  TERMINATION AND AMENDMENT OF THE PLAN

         The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that if required to qualify the Plan under Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, no amendment may be made more than once every six

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(6) months that would change the amount, price, timing or vesting of the options, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder; and provided, further, that if required to qualify the Plan under Rule 16b-3, no amendment that would

         (a) materially increase the number of Shares that may be issued under the Plan,

         (b) materially modify the requirements as to eligibility for participation in the Plan, or

         (c) otherwise materially increase the benefits accruing to participants under the Plan shall be made without the approval of the Corporation's shareholders.

In addition, as specified in Article V, Section 2 of the Plan, the approval of a majority of the shares of the Corporation present and entitled to vote at a duly convened meeting of shareholders is required for any amendment that would modify or repeal the applicable provisions of such Section.

ARTICLE XII  COMPLIANCE WITH RULE 16b-3

         It is the intention of the Corporation that the Plan comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Exchange Act and that Plan participants remain disinterested persons ("disinterested persons") for purposes of administering other employee benefit plans of the Corporation and having such other plans be exempt from Section 16 (b) of the Exchange Act. Therefore, if any Plan provision is later found not to be in compliance with Rule 16b-3 or if any Plan provision would disqualify Plan participants from remaining disinterested persons, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.

         Plan adopted by the Corporation's Board of Directors on April 3, 1998 and approved by the Corporation's Shareholder and effective on April 3, 1998. Plan amended and restated by the Board of Directors on May 6, 1999, to reflect amendments to Article IV. Plan amended and restated by the Board of Directors on September 6, 2001, to reflect amendments to Article IV, Article V, Section 2, and to Article XI.

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